Exhibit 10.46

August 26, 2010
EXTENSION N3 TO THE
EMPLOYMENT AGREEMENT OF SEPTEMBER 1, 2003

By and between Siberian Energy Group Inc., a Nevada corporation (the “Company”), and Elena Pochapski (“Employee”) entered into this 26th day of August, 2010, and made effective as of July 1, 2010.

WHEREAS the Company and the Employee previously signed the Employment Agreement, which stated the term of employment to start on September 1, 2003 and to end on December 31, 2008 (the “Agreement”, a copy of which is attached hereto as Exhibit A), and subsequent extensions for the year 2009 and for six months of 2010 till June 30, 2010;

AND WHEREAS the Company and the Employee wish to further extend the term of the employment agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH, that the Company and the Employee agree as follows:

Point 4 “Term” of the employment Agreement to be revised and the term of the Agreement to be extended until December 31, 2010 (the “Extended Term”).

Point 5.1 “Compensation” of the employment Agreement to be revised and annual salary of the Employee to be stated as US$75,000.

Point 6 “Stock Option” of the employment Agreement is to be removed. A new Stock Option agreement will be signed between the Company and the Employee upon the resolution of the Board of directors of the Company.

All other provisions of the Employment Agreement dated September 1, 2003 shall remain in full force and effect until the expiration of the Extended Term.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed the day and year first above written.

EMPLOYEE	COMPANY

/s/ Elena Pochapski	/s/ David Zaikin
Elena Pochapski,	David Zaikin,
Address: 152 Mullen Drive,	Chairman and CEO
Thornhill, ON, L4J 2V3	Siberian Energy Group Inc.
Canada